Exhibit 99.1

NEWS RELEASE
For Immediate Release	Investors:	Media:
September 16, 2019	Michael D. Neese	Trisha Meade
	VP, Investor Relations	Communications & Engagement Manager
	(804) 287-8126	(804) 285-5390
	michael.neese@pfgc.com	communications@pfgc.com

Performance Food Group Company Announces Pricing of Offering
of $1.06 billion of 5.500% Senior Notes due 2027

RICHMOND, Va. – Performance Food Group Company (“PFG”) (NYSE: PFGC) announced today that its indirect wholly-owned subsidiary, PFG Escrow Corporation (the “Escrow Issuer”) priced its previously announced offering of $1.06 billion aggregate principal amount of 5.500% Senior Notes due 2027 (the “notes”). PFG anticipates that the consummation of the offering will occur on September 27, 2019. PFG intends to use the net proceeds from the offering, along with other financing sources, to finance the cash consideration payable in connection with PFG’s previously announced acquisition of Reinhart Foodservice, L.L.C. (the “Acquisition”) and to pay related fees and expenses.

Upon consummation of the Acquisition, the Escrow Issuer will merge with and into Performance Food Group, Inc. (the “Issuer”), a wholly-owned subsidiary of PFG, with the Issuer continuing as the surviving corporation, and the Issuer will assume all of the Escrow Issuer's obligations under the notes, the related indenture and the other applicable documents. Upon the closing of the Acquisition, the notes will be guaranteed by the Issuer and all of the Issuer's existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions. The closing of the offering is not conditioned on the closing of the Acquisition. If the Acquisition is not consummated, the Escrow Issuer will be required to redeem the notes at a price equal to 100% of the issue price of the notes plus accrued and unpaid interest, if any, to, but not including, the redemption date. Prior to the closing of the Acquisition, the notes will be the sole obligation of the Escrow Issuer.

The notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered, by the initial purchasers, only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135(c) under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Performance Food Group Company

Built on the many proud histories of our family of companies, Performance Food Group is a customer-centric foodservice distribution leader headquartered in Richmond, Virginia. Grounded by roots that date back to a grocery peddler in 1885, PFG today has a nationwide network of over 80 distribution centers, 18,000-plus talented associates and more than 5,000 valued suppliers across the country. With the goal of helping our customers thrive, we market and deliver quality food and related products to over 170,000 locations including independent and chain restaurants, schools, business and industry locations, healthcare facilities, vending distributors, office coffee service distributors, big box retailers, theaters and convenience stores. Building strong relationships is core to PFG’s success – from connecting associates with great career opportunities to connecting valued suppliers and quality products with PFG’s broad and diverse customer base.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements relating to the intended use of proceeds from the offering. These statements include, but are not limited to, all statements that do not relate solely to historical or current facts. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties, including but not limited to the factors discussed under the section entitled “Risk Factors” in PFG’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, which could cause actual future results to differ materially from those expressed in any forward-looking statements.

Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this press release that may affect the accuracy of any forward-looking statement, except as required by law.

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